Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-169747) on Form S-8 of Sears Holdings Corporation of our report dated June 26, 2013, relating to our audit of the financial statements and supplemental schedule of the Lands’ End, Inc. Retirement Plan, which appears in this Annual Report on Form 11-K of the Lands’ End, Inc. Retirement Plan for the year ended December 31, 2012.

/s/ McGladrey LLP

Peoria, Illinois
June 26, 2013